Exhibit 99.1
FireEye Reports Second Quarter 2016 Results
Improved Operating Margins Result in Loss per Share above Expectations

MILPITAS, Calif. – Aug. 4, 2016 – FireEye, Inc. (NASDAQ: FEYE), the leader at stopping today’s advanced cyber attacks, today announced financial results for the second quarter ended June 30, 2016.

"Our second quarter results showed fundamental strength in several areas -- sales of our next generation endpoint offering increased more than 65 percent from a year ago, renewal billings were strong, we added more than 300 new customers, and we closed 40 transactions above $1 million,” said Kevin Mandia, FireEye chief executive officer. “Although total billings and revenue were below our expectations, efforts to optimize our cost structure resulted in a sequential decline in our costs and loss per share exceeded our expectations.”

“I believe FireEye has competitive advantages that will help re-invigorate our growth and deliver shareholder value in the future,” added Mandia. “Our MVX advanced threat detection engine, powered by our threat intelligence, leads the industry in high fidelity detection of unknown threats. Our global infrastructure allows us to deliver FireEye as a Service to customers around the world, and the expertise of our security consultants positions us as a trusted advisor to organizations and governments. As we introduce the latest versions of FireEye products, improve sales execution, and continue to optimize our costs, I believe we will see steady improvement in our performance. We still have much work to do, but I am convinced that FireEye has the critical assets necessary for long term success, and that we are taking additional steps to achieve balanced growth and profitability.”

Second Quarter 2016 Financial Results

•	Revenue of $175.0 million, an increase of 19 percent from the second quarter of 2015.

•	Billings of $196.4 million, an increase of 10 percent from the second quarter of 2015.[1]

•	GAAP operating margin of negative 73 percent, compared to negative 87 percent in the second quarter of 2015.

•	Non-GAAP operating margin of negative 28 percent, compared to negative 41 percent in the second quarter of 2015.[1]

•	GAAP net loss per share of $0.86, compared to GAAP net loss per share of $0.87 in the second quarter of 2015.

•	Non-GAAP net loss per share of $0.33, compared to a non-GAAP net loss per share of $0.41 in the second quarter of 2015.[1]

•	Cash flow from operations of negative $13.1 million, compared to cash flow from operations of $39.1 million in the second quarter of 2015.

1 A reconciliation of GAAP to non-GAAP financial measures is provided in the financial statement tables included in this press release. An explanation of these measures is also included under the heading “Non-GAAP Financial Measures.”

“Continued focus on optimizing our cost structure resulted in a $17 million sequential decline in total non-GAAP costs in the second quarter compared to the first quarter of 2016. This discipline allowed us to deliver our best non-GAAP operating margin performance since the third quarter of 2012 and achieve second quarter non-GAAP net loss per share six cents better than the mid-point of our previously issued guidance range,” said Michael Berry, FireEye executive vice president, chief financial officer and chief operating officer. “We are taking additional measures in the third quarter to reduce our costs and align our operations with our growth, and we remain committed to our goal of achieving non-GAAP profitability by the fourth quarter of 2017,” added Berry.

Third Quarter and Updated 2016 Outlook
FireEye provides guidance based on current market conditions and expectations. For the third quarter of 2016, FireEye expects:

•	Total revenue in the range of $180 to $186 million.

•	Non-GAAP billings in the range of $200 to $215 million.

•	Non-GAAP operating margin of approximately negative 25 to negative 27 percent of revenue.

•	Non-GAAP net loss per share of $0.30 to $0.32.
Non-GAAP net loss per share for the third quarter assumes interest expense of approximately $3.0 million associated with the company’s convertible senior notes, provision for income taxes of between $1.0 and $2.0 million, and weighted average shares outstanding of approximately 164 million.

For 2016, FireEye now expects:

•	Total revenue in the range of $716 to $728 million.

•	Non-GAAP billings in the range of $835 to $855 million.

•	Non-GAAP operating margin in the range of negative 26 to negative 28 percent of revenue.

•	Non-GAAP net loss per share of $1.28 to $1.32.
Non-GAAP operating margin for 2016 assumes a reduction in total non-GAAP costs of at least $20 million in the fourth quarter of 2016 resulting from additional restructuring activities in the third quarter. Non-GAAP net loss per share for 2016 assumes interest expense of $12.1 million associated with the company’s convertible senior notes, provision for income taxes of between $5.0 and $7.0 million and weighted average shares outstanding of approximately 163 million.

Guidance for non-GAAP financial measures excludes stock based compensation, amortization of intangible assets, acquisition-related expenses, restructuring charges, changes in fair value of contingent earn-out liabilities, non-cash interest expense related to the company’s convertible senior notes, and other non-recurring expenses. A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis as a result of the uncertainty regarding, and the potential variability of, the amounts of stock-based compensation expense, amortization of intangible assets, and other non-recurring expenses that may be incurred in the future. Stock-based compensation expense is impacted by the company’s future hiring and retention needs, as well as the future fair market value of the company’s common stock, all of which is difficult to predict and subject to constant change. The actual amount of stock-based compensation in the third quarter of 2016 and the remainder of 2016 will have a significant impact on the company’s GAAP operating margin and net loss per share. Accordingly, a reconciliation of the non-GAAP financial measure guidance to the corresponding GAAP measures is not available without unreasonable effort.

Restructuring Approved by Board of Directors
On August 2, 2016, FireEye’s Board of Directors approved a restructuring plan and reduction in workforce to reduce operating expenses and align the company’s expense structure with current growth expectations to achieve non-GAAP profitability in the fourth quarter of 2017. FireEye expects the restructuring will reduce total non-GAAP costs by at least $20 million in the fourth quarter of 2016, and currently estimates that it will recognize pre-tax charges to its GAAP financial results of between $15 and $20 million, consisting of severance and other one-time termination benefits and other associated costs. These charges are primarily cash-based, and are expected to be recognized in the third quarter of fiscal 2016.

Conference Call Information
FireEye will host a conference call today, August 4, 2016, at 5 p.m. Eastern time (2 p.m. Pacific time) to discuss its second quarter financial results and the company’s outlook for the remainder of 2016. Interested parties may access the conference call by dialing 877-312-5521 (domestic) or 678-894-3048 (international). A live audio webcast of the call, as well as related multi-media content, can be accessed from the Investor Relations section of the company's website at http://investors.fireeye.com. Shortly after the conclusion of the call, an archived version of the webcast will be available at the same website.

Forward-Looking Statements
This press release contains forward-looking statements, including statements related to future revenue, non-GAAP billings, non-GAAP operating margin, interest expense, provision for income taxes, non-GAAP net loss per share, and weighted average shares outstanding in the section entitled “Third Quarter and Updated 2016 Outlook” above, as well as statements related to FireEye’s restructuring and cost optimization plans, FireEye’s objective to achieve non-GAAP profitability in the fourth quarter of 2017, FireEye’s ability to grow its business and improve its performance, the market for FireEye’s products and services, the expected benefits resulting from future product and service announcements and enhancements to existing products and services, and FireEye’s competitive position.

These forward-looking statements involve risks and uncertainties, as well as assumptions which, if they do not fully materialize or prove incorrect, could cause FireEye’s results to differ materially from those expressed or implied by such forward-looking statements. The risks and uncertainties that could cause FireEye’s results to differ materially from those expressed or implied by such forward-looking statements include customer demand and adoption of FireEye’s products and services; FireEye’s ability to realize the expected benefits resulting from its restructuring plan and reduction in workforce; the potential disruption or perception of disruption to FireEye’s business due to the restructuring; real or perceived defects, errors or vulnerabilities in FireEye's products or services; FireEye's ability to react to trends and challenges in its business and the markets in which it operates; FireEye's ability to anticipate market needs or develop new or enhanced products and services to meet those needs; the failure to achieve expected synergies and efficiencies of operations between FireEye and its acquired companies; the ability of FireEye and its acquired companies to successfully integrate their respective market opportunities, technology, products, personnel and operations; FireEye’s ability to hire and retain critical executives and key employees; FireEye’s ability to attract new and retain existing customers and train its sales force; the budgeting cycles, seasonal buying patterns and length of FireEye’s sales cycle; risks associated with FireEye’s rapid growth; the ability of FireEye and its partners to execute their strategies, plans, objectives and expected investments with respect to FireEye’s partnerships; and general market, political, economic, and business conditions, as well as those risks and uncertainties included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in FireEye’s Form 10-Q filed with the Securities and Exchange Commission on May 6, 2016, which should be read in conjunction with these financial results and is available on the Investor Relations section of FireEye’s website at investors.fireeye.com and on the SEC website at www.sec.gov.

All forward-looking statements in this press release are based on information available to the company as of the date hereof, and FireEye does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made. Any future product, service, feature, or related specification that may be referenced in this release is for informational purposes only and is not a commitment to deliver any offering, technology or enhancement. FireEye reserves the right to modify future product or service plans at any time.

Non-GAAP Financial Measures
In this release FireEye has provided financial information that has not been prepared in accordance with generally accepted accounting principles in the United States (GAAP). These non-GAAP financial measures are not based on any standardized methodology and are not necessarily comparable to similar measures used by other companies. The company uses these non-GAAP financial measures internally in analyzing its financial results and believes that the use of these non-GAAP financial measures is useful to investors as an additional tool to evaluate ongoing operating results and trends, and in comparing the company's financial results with other companies in its industry, many of which present similar non-GAAP financial measures.

Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable financial information prepared in accordance with GAAP, and should be read only in conjunction with the company's consolidated financial statements prepared in accordance with GAAP. A reconciliation of the company's non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included in this press release, and investors are encouraged to review the reconciliation.

Billings. FireEye defines billings as revenue recognized plus the change in deferred revenue from the beginning to the end of the period. The company considers billings to be a useful metric for management and investors because billings drive deferred revenue balances, which are an important indicator of the health and visibility of the company’s business. Revenue recognized from deferred revenue represents a significant percentage of quarterly revenue. There are a number of limitations related to the use of billings versus revenue calculated in accordance with GAAP. First, billings include amounts that have not yet been recognized as revenue. Second, FireEye’s calculation of billings may be different from other companies in its industry, some of which may not use billings, may calculate billings differently, may have different billing frequencies, or may use other financial measures to evaluate their performance, all of which could reduce the usefulness of billings as a comparative measure. FireEye compensates for these limitations by providing specific information regarding GAAP revenue and evaluating billings together with revenue calculated in accordance with GAAP.

Non-GAAP operating margin, net loss and net loss per share. FireEye defines non-GAAP operating margin as operating loss excluding stock-based compensation expense, amortization of intangible assets, acquisition related expenses, change in fair value of contingent earn-out liability, restructuring charges, and other special or non-recurring items, divided by total revenue. FireEye defines non-GAAP net loss as net loss excluding stock-based compensation expense, amortization of intangible assets, acquisition-related expenses, non-cash interest expense related to the company’s convertible senior notes, change in fair value of contingent earn-out liability, restructuring charges, and discrete tax benefits. FireEye defines non-GAAP net loss per share as non-GAAP net loss divided by the weighted average shares outstanding. Additionally, weighted average shares outstanding used to calculate non-GAAP net loss per share excludes stock options, restricted stock units and performance stock units that are anti-dilutive.

Non-GAAP net loss and net loss per share in the second quarter of 2016 excluded stock-based compensation expense, amortization of intangible assets, non-cash interest expense related to the convertible senior notes issued in June 2015, change in fair value of contingent earn-out liability, and restructuring charges. Non-GAAP net loss and net loss per share for the second quarter of 2015 excluded stock-based compensation expense, amortization of intangible assets, and non-cash interest expense related to the convertible senior notes issued in June 2015.

FireEye considers these non-GAAP financial measures to be useful metrics for management and investors because they exclude the effect of stock-based compensation expense, amortization of intangible assets, acquisition related expenses, non-cash interest expense related to the company’s convertible senior notes, change in fair value of contingent earn-out liability, restructuring charges, and other non-recurring and discrete items so that management and investors can compare the company's core business operating results, over multiple periods.

There are a number of limitations related to the use of these non-GAAP financial measures versus their nearest GAAP equivalents. First, these non-GAAP financial measures exclude stock-based compensation expense. Stock-based compensation expense has been and will continue to be for the foreseeable future a significant recurring expense in the company's business. Stock-based compensation is an important part of FireEye employees' overall compensation. Second, the components of the costs that FireEye excludes in its calculation of these non-GAAP financial measures, including not only stock-based compensation but also non-recurring items such as acquisition related expenses, amortization of intangible assets, non-cash interest expense related to the company’s convertible senior notes, change in fair value of contingent earn-out liability, restructuring charges, and discrete tax benefits, may differ from the components excluded by peer companies when they report their non-GAAP results of operations. FireEye compensates for these limitations by providing specific information regarding the GAAP amounts excluded from non-GAAP financial measures and evaluating non-GAAP financial measures together with their nearest GAAP equivalents.

About FireEye, Inc.
FireEye has invented a purpose-built, virtual machine-based security platform that provides real-time threat protection to enterprises and governments worldwide against the next generation of cyber attacks. These highly sophisticated cyber attacks easily circumvent traditional signature-based defenses, such as next-generation firewalls, IPS, anti-virus, and gateways. The FireEye Global Threat Management Platform provides real-time, dynamic threat protection without the use of signatures to protect an organization across the primary threat vectors and across the different stages of an attack life cycle. The core of the FireEye platform is a virtual execution engine, complemented by dynamic threat intelligence, to identify and block cyber attacks in real time. FireEye has over 5,000 customers across 67 countries, including more than 940 of the Forbes Global 2000.

© 2016 FireEye, Inc. All rights reserved. FireEye, MVX and FireEye as a Service are registered trademarks or trademarks of FireEye, Inc. in the United States and other countries. All other brands, products, or service names are or may be trademarks or service marks of their respective owners.

Media contact:
Vitor De Souza
FireEye, Inc.
415-699-9838
vitor.desouza@fireeye.com

Investor contact:
Kate Patterson
FireEye, Inc.
408-321-4957
kate.patterson@fireeye.com

Source: FireEye

FireEye, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited, in thousands)

	June 30, 2016	December 31, 2015

Assets
Current assets:
Cash and cash equivalents	$183,993	$402,102
Short-term investments	732,829	767,775
Accounts receivable, net	124,281	172,752
Inventories	9,981	13,747
Prepaid expenses and other current assets	29,094	30,883
Total current assets	1,080,178	1,387,259
Property and equipment, net	73,386	78,368
Goodwill	977,964	750,288
Intangible assets, net	276,380	214,560
Deposits and other long-term assets	11,939	10,998
Total assets	$2,419,847	$2,441,473
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$32,444	$43,650
Accrued and other current liabilities	27,973	29,820
Accrued compensation	105,058	79,294
Deferred revenue, current portion	342,527	305,169
Total current liabilities	508,002	457,933
Convertible senior notes, net	723,868	706,198
Deferred revenue, non-current portion	244,924	221,829
Other long-term liabilities	9,823	11,141
Total liabilities	1,486,617	1,397,101
Stockholders' equity:
Common stock	17	16
Additional paid-in capital	2,587,963	2,403,088
Treasury stock	(150,000)	(150,000)
Accumulated other comprehensive income (loss)	413	(2,225)
Accumulated deficit	(1,505,163)	(1,206,507)
Total stockholders’ equity	933,230	1,044,372
Total liabilities and stockholders' equity	$2,419,847	$2,441,473

FireEye, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Revenue:
Product	$40,776	$49,696	$74,483	$89,933
Subscription and services	134,265	97,511	268,524	182,644
Total revenue	175,041	147,207	343,007	272,577
Cost of revenue: (1)(2)
Product	15,959	17,101	33,092	32,301
Subscription and services	51,468	39,006	105,765	75,857
Total cost of revenue	67,427	56,107	138,857	108,158
Total gross profit	107,614	91,100	204,150	164,419
Operating expenses: (1)(2)
Research and development	76,372	68,798	162,355	134,403
Sales and marketing	121,405	116,008	244,433	223,603
General and administrative (3)(4)	33,809	34,687	76,065	67,294
Restructuring charges (5)	3,537	—	5,207	—
Total operating expenses	235,123	219,493	488,060	425,300
Operating loss	(127,509)	(128,393)	(283,910)	(260,881)
Other expense, net (6)	(11,473)	(4,253)	(21,002)	(4,752)
Loss before income taxes	(138,982)	(132,646)	(304,912)	(265,633)
Provision for (benefit from) income taxes (7)	338	927	(9,692)	1,904
Net loss attributable to common stockholders	$(139,320)	$(133,573)	$(295,220)	$(267,537)
Net loss per share attributable to common stockholders, basic and diluted	$(0.86)	$(0.87)	$(1.84)	$(1.75)
Weighted average shares used in per share calculations, basic and diluted	162,045	154,121	160,413	152,890

FireEye, Inc.
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(Unaudited, in thousands)

	Six Months Ended June 30,
	2016	2015
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(295,220)	$(267,537)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	61,227	54,169
Stock-based compensation	121,547	106,286
Non-cash interest expense related to convertible senior notes	17,669	2,832
Change in fair value of contingent earn-out liability	1,156	—
Deferred income taxes	(11,924)	81
Other	2,541	2,085
Changes in operating assets and liabilities, net of assets acquired and liabilities assumed in business acquisitions:
Accounts receivable	60,108	86,840
Inventories	1,828	(3,309)
Prepaid expenses and other assets	3,408	(2,354)
Accounts payable	(6,842)	(6,053)
Accrued liabilities	(6,767)	3,891
Accrued transaction costs of acquiree	(7,727)	—
Accrued compensation	(14,412)	(992)
Deferred revenue	39,366	57,348
Other long-term liabilities	(1,606)	2,557
Net cash provided by (used in) operating activities	(35,648)	35,844
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment and demonstration units	(21,078)	(24,538)
Purchases of short-term investments	(241,249)	(301,213)
Proceeds from maturities of short-term investments	271,599	92,138
Proceeds from sales of short-term investments	4,507	—
Business acquisitions, net of cash acquired	(204,926)	—
Lease deposits	(366)	(786)
Net cash used in investing activities	(191,513)	(234,399)
CASH FLOWS FROM FINANCING ACTIVITIES:
Net proceeds from issuance of convertible senior notes	—	897,000
Prepaid forward stock purchase	—	(150,000)
Repayment of debt of acquired business	(8,842)	—
Payments for contingent earn-outs	(67)	—
Payment related to shares withheld for taxes	(1,124)	(2,027)
Proceeds from employee stock purchase plan	12,684	10,835
Proceeds from exercise of equity awards	6,401	22,864
Net cash provided by financing activities	9,052	778,672
Net change in cash and cash equivalents	(218,109)	580,117
Cash and cash equivalents, beginning of period	402,102	146,363
Cash and cash equivalents, end of period	$183,993	$726,480

FireEye, Inc.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Unaudited, in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
GAAP operating loss	$(127,509)	$(128,393)	$(283,910)	$(260,881)
Stock-based compensation expense (1)	57,308	56,411	121,375	106,286
Amortization of intangible assets (2)	16,516	11,766	31,681	23,532
Acquisition related expenses (3)	—	—	2,413	—
Change in fair value of contingent earn-out liability (4)	1,156	—	1,156	—
Restructuring charges (5)	3,537	—	5,207	—
Non-GAAP operating loss	$(48,992)	$(60,216)	$(122,078)	$(131,063)
GAAP operating margin	(73)%	(87)%	(83)%	(96)%
Stock-based compensation expense (1)	33%	38%	35%	39%
Amortization of intangible assets (2)	9%	8%	9%	9%
Acquisition related expenses (3)	—%	—%	1%	—%
Change in fair value of contingent earn-out liability (4)	1%	—%	—%	—%
Restructuring charges (5)	2%	—%	2%	—%
Non-GAAP operating margin	(28)%	(41)%	(36)%	(48)%
GAAP net loss	$(139,320)	$(133,573)	$(295,220)	$(267,537)
Stock-based compensation expense (1)	57,308	56,411	121,375	106,286
Amortization of intangible assets (2)	16,516	11,766	31,681	23,532
Acquisition related expenses (3)	—	—	2,413	—
Change in fair value of contingent earn-out liability (4)	1,156	—	1,156	—
Restructuring charges (5)	3,537	—	5,207	—
Non-cash interest expense related to convertible senior notes (6)	8,889	2,832	17,669	2,832
Non-recurring benefit from income taxes (7)	(753)	—	(12,035)	—
Non-GAAP net loss	$(52,667)	$(62,564)	$(127,754)	$(134,887)
GAAP net loss per common share, basic and diluted	$(0.86)	$(0.87)	$(1.84)	$(1.75)
Stock-based compensation expense (1)	0.35	0.37	0.76	0.70
Amortization of intangible assets (2)	0.10	0.08	0.20	0.15
Acquisition related expenses (3)	—	—	0.01	—
Change in fair value of contingent earn-out liability (4)	0.01	—	0.01	—
Restructuring charges (5)	0.02	—	0.03	—
Non-cash interest expense related to convertible senior notes (6)	0.05	0.02	0.11	0.02
Non-recurring benefit from income taxes (7)	—	—	(0.08)	—
Non-GAAP net loss per common share, basic and diluted	$(0.33)	$(0.41)	$(0.80)	$(0.88)
Weighted average shares used in per share calculation for GAAP and Non-GAAP, basic and diluted	162,045	154,121	160,413	152,890
(1) includes stock-based compensation expense as follows:
Cost of product revenue	$614	$386	$1,281	$654
Cost of subscription and services revenue	7,653	7,163	17,254	13,541
Research and development	19,025	16,525	43,455	32,560
Sales and marketing	17,606	19,358	33,760	35,812
General and administrative	12,410	12,979	25,625	23,719
Total stock-based compensation expense	$57,308	$56,411	$121,375	$106,286

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
(2) includes amortization of intangible assets as follows:
Cost of product revenue	$3,064	$3,064	$6,128	$6,128
Cost of subscription and services revenue	8,530	5,475	16,281	10,950
Research and development	163	—	294	—
Sales and marketing	4,759	3,227	8,978	6,454
Total amortization of intangible assets	$16,516	$11,766	$31,681	$23,532
(3) includes acquisition related expenses as follows:
General and administrative	$—	$—	$2,413	$—
(4) includes change in fair value of contingent earn-out liability as follows:
General and administrative	$1,156	$—	$1,156	$—
(5) includes restructuring charges as follows:
Restructuring charges	$3,537	$—	$5,207	$—
(6) Includes non-cash interest expense related to convertible senior notes as follows:
Other expense, net	$8,889	$2,832	$17,669	$2,832
(7) includes discrete benefit from income taxes as follows:
Provision for (benefit from) income taxes	$(753)	$—	$(12,035)	$—

FireEye, Inc.
RECONCILIATION OF NON-GAAP BILLINGS TO REVENUE
(Unaudited, in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
GAAP revenue	$175,041	$147,207	$343,007	$272,577
Add change in deferred revenue	21,369	31,127	60,453	57,348
Subtotal	196,410	178,334	403,460	329,925
Less iSIGHT & Invotas deferred revenue assumed	—	—	(21,087)	—
Non-GAAP billings	$196,410	$178,334	$382,373	$329,925

FireEye, Inc.
BILLINGS BREAKOUT
(Unaudited, in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Product billings	$40,073	$48,824	$73,443	$87,058
Product subscription billings	88,075	72,454	176,959	136,190
Product billings and product subscription billings	128,148	121,278	250,402	223,248
Support and maintenance billings	36,724	31,107	68,070	53,949
Professional services billings	31,538	25,949	63,901	52,728
Non-GAAP billings	$196,410	$178,334	$382,373	$329,925

FireEye, Inc.
REVENUE BREAKOUT
(Unaudited, in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Product revenue	$40,776	$49,696	$74,483	$89,933
Product subscription revenue	76,348	48,510	150,511	91,886
Product revenue and product subscription revenue	117,124	98,206	224,994	181,819
Support and maintenance revenue	29,667	21,429	58,080	40,513
Professional services revenue	28,250	27,572	59,933	50,245
Total revenue	$175,041	$147,207	$343,007	$272,577